EXHIBIT 11

 First Health Group Corp. and Subsidiaries
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (in thousands except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------
                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                         2002           2001
                                                      ---------      ---------
 Net income ..................................       $   31,014     $   24,400
                                                      =========      =========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period          100,023         96,408
   Other issuances of common stock ...........              234            318
                                                      ---------      ---------
 Weighted average common and common share
   equivalents................................          100,257         96,726
                                                      =========      =========
 Net income  per common share.................       $      .31     $      .25
                                                      =========      =========


 First Health Group Corp. and Subsidiaries
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (in thousands except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------
                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                         2002           2001
                                                      ---------      ---------
 Net income ..................................       $   31,014     $   24,400
                                                      =========      =========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period          100,023         96,408
   Other issuances of common stock ...........              234            318
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.            4,186          4,972
                                                      ---------      ---------
 Weighted average common and common share
   equivalents................................          104,443        101,698
                                                      =========      =========
 Net income per common share..................       $      .30     $      .24
                                                      =========      =========